EXHIBIT 10.3

LIMITED LIABILITY COMPANY

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of March, 2021 by and among 808 Renewable Energy Corporation (referred to as the “Buyer”), and SilverLight Aviation, LLC, a limited liability company formed under the laws of the State of Florida (“Company”), Buyer and Company are referred to, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, Company wishes to sell, and the Buyer wish to purchase fifty five percent of the Membership Interests (the “Purchased Membership Interests”) of the Company in exchange for One Million Dollars ($1,000,000).

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF MEMBERSHIP INTERESTS

Section 1.1. Sale and Purchase. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall sell, to Buyer, and Buyer shall purchase, the Purchased Membership Interests from the Company. The Company agrees to utilize the proceeds from the transaction contemplated herein as follows: (a) Five Hundred Seventy Thousand Dollars ($570,000) to expand the operations of the Company, (b) Three Hundred Thousand ($300,000) to buy back Thirty Five (35%) percent of the Membership Interests of the Company from Abid Farooqui, and (c) the remaining One Hundred Thirty Thousand Dollars ($130,000) to satisfy all outstanding liabilities and buy back Ten Percent (10%) of the Company’s Membership Interests from existing member Christopher Murphy.

Section 1.2. Purchase Price. The purchase price for the Purchased Membership Interests shall be the sum of One Million ($1,000,000) (the “Purchase Price”).

ARTICLE II

THE CLOSING

Section 2.1. Closing. Subject to the satisfaction or waiver of each of the conditions set forth herein, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at such other time and on such other date as may be mutually agreed upon by the Parties (the “Closing Date”).

Section 2.2. Deliveries by Company. At the Closing, the Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to Buyer:

(a) signed copy of this Agreement.

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(b) such further documents as may be reasonably necessary for (i) the Company to convey and transfer to Buyer, and Buyer to acquire and accept from the Company, the Purchased Membership Interests, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by Buyer.

(c) the certificate(s) evidencing the Purchased Membership Interests.

(d) upon receipt of the wire referenced in Section 2.3(a) below the Company shall provide the Buyer with written verification of the dollar amount received, and date received.

(e) such documents referenced in Article IV below to be provided as a condition to Closing.

Section 2.3. Deliveries by Buyer. At the Closing, Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to the Company:

(a) the Purchase Price.

(b) signed copy of this Agreement.

(c) such further documents as may be reasonably necessary for (i) the Company to convey to Buyer, and Buyer to acquire and accept from the Company, the Purchased Membership Interests, free and clear of all Liens, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by the Company.

(e) such documents referenced in Article IV below to be provided as a condition to Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Company. Company represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

a. Organization. The Company is a limited liability duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of organization as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of The Company’s certificate of organization. The Company has full power, authority and legal right and has taken all action required by law, its articles of organization or otherwise to authorize the execution and delivery of this Agreement.

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b. Capitalization. All issued and outstanding securities of the Company have been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which the Company is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any interests of the Company. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding membership interests of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. The Company has no other securities, instruments convertible into interests, warrants or options authorized or issued.

c. Subsidiaries. The Company does not directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. The Company does not have any direct or indirect interests of stock ownership or otherwise in any corporation, partnership, joint venture, firm, association or business enterprise, and is not party to any agreement to acquire such an interest.

d. Tax Matters; Books & Records.

(i) All Tax Returns required to be filed by or on behalf of The Company have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; all Taxes of The Company required to have been paid (whether or not reflected on any Tax Return) has been fully and timely paid; no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering The Company or with respect to any Taxes payable by it; no Governmental Body in a jurisdiction where The Company does not file Tax Returns has made a claim, assertion or threat to The Company that The Company is or may be subject to taxation by such jurisdiction; The Company has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Body all amounts required to be so collected or withheld for all periods under all applicable laws; there are no Liens with respect to Taxes on the property or assets of the Company other than Permitted Liens; there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof; and any adjustment of Taxes of the Company made by a Governmental Body in any examination that The Company is required to report to the appropriate provincial, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. No state of fact exists or has existed which would constitute ground for the assessment of any tax liability by any Governmental Body. All Tax Returns filed by the Company are true, correct and complete.

(ii) Neither the Company nor any other Person on behalf of the Company (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of provincial, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of provincial, local or foreign law.

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(iii) There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of or Tax Return filed or required to be filed by the Company, nor is any such claim or dispute pending or contemplated. The Company has made available to Buyer true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company, and any and all correspondence with respect to the foregoing. The Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Body in connection with any Tax matter.

(iv) The books and records, financial and others, of the Company are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

e. Information. The information concerning the Company as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

f. Title and Related Matters. The Company has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. The Company owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with its business. No third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of the Company or any material portion of their properties, assets or rights. The Company owns or holds under valid leases or other rights to use all real property, plants, machinery, equipment and all assets necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery, equipment and assets would not have a Material Adverse Effect on the Company. No Person other than The Company owns or has any right to the use or possession of the assets used in the Company's business.

g. Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality. To the knowledge of the Company, there is no fact that might result in or form the basis for any such proceeding referenced above. The Company is not subject to any orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that the Company is exposed, from a legal standpoint, to any liability which would be material to its business. The Company is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

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h. Contracts. The contracts of the Company are valid and binding agreements of the Company, and are in full force and effect and are enforceable in accordance with their terms. Except as would not have a material adverse effect, the Company is not in breach or default of any of its contracts to which it is a party and, to the knowledge of the Company, no other party to any of its contracts is in breach or default thereof. Except as would not have a material adverse effect, no event has occurred or circumstance has existed that (with or without notice or lapse of time) would (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any of its contracts or (ii) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any of its contracts. The Company has not received any notice and have no knowledge of any pending or threatened cancellation, revocation or termination of any of its contracts to which it is a party, and there are no renegotiations of, or attempts to renegotiate.

The Company is not party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as The Company can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of the Company; and

The Company is not party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; or (vii) contract, agreement, or other commitment involving payments by it for more than $1,000 in the aggregate.

i. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which The Company is party or to which any of its properties or operations are subject.

j. Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

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k. Governmental Authorizations. The Company possesses from the appropriate Governmental Body all licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Permits"). The Company has not received any written notice from any Governmental Body or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit. The Company has not received any written notice from any Governmental Body or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Persons.

l. Compliance With Laws and Regulations. The business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, provincial and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. There are no permits, bonuses, registrations, consents, approvals, authorizations, certificates, or any waiver of the foregoing, which are required to be issued or granted by a Governmental body for the conduct of the business as presently conducted or the ownership of the assets of the Company. The Company is not, and has not received notice alleging that it is, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its organizational documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights are bound or affected. No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement, or the consummation of the transactions contemplated hereby or thereby.

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m. Approval of Agreement. The directors/managers of The Company have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

n. Authorization and Validity of This Agreement. This Agreement and each of the related agreements constitute the legal, valid and binding obligation of each person or entity who is a party thereto, enforceable against each such person or entity in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. The Company has all requisite legal capacity to execute and deliver this Agreement to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated herein and therein have been authorized by all necessary corporate or other action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

o. No Violation. (i) Neither the execution nor delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby by the Company will directly or indirectly: (A) violate or conflict with any provision of the organizational documents of the Company; (B) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which the Company or any of its assets are bound or result in the creation of any liens upon the Company or any of its assets; (C) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body; ("Governmental Body"); (D) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to the Company, or any of the assets of the Company; or (E) result in cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the Company or which are necessary for the conduct of the Company's business; or (F) cause the Company to become subject to, or to become liable for the payment of, any tax or cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body. (ii) The Company is not required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a "Consent") from any person or entity (including, without limitation, any Governmental Body) in connection with (A) the execution and delivery of this Agreement, or (B) the consummation or performance of any of the transaction contemplated herein.

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p. Intellectual Property. The Company owns, or has the right to use under agreements (“Intellectual Property Rights Agreements”), all of the patents, patent applications, design patents and applications therefore, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses (the “Intellectual Property Rights”) currently used by the Company or necessary for the conduct of the Company’s business as currently conducted and has taken all actions reasonable in light of its financial position to protect the Intellectual Property Rights. The business conducted or proposed to be conducted by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other Person, and does not and will not require the Company to obtain any license or other agreement to use any patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights or patents of others, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost or expense. The Intellectual Property Rights Agreements are valid, binding and in full force and effect and the Company is neither in breach under any of the Intellectual Property Rights Agreements nor have any knowledge of any claim for breach under any Intellectual Property Rights Agreements by the other parties thereto.

There is no person who is challenging, infringing on, or otherwise violating any right of the Company with respect to any Intellectual Property Rights. The Company has not received any notice or otherwise has Knowledge of any pending claim, order or proceeding with respect to any Intellectual Property Rights used by the Company; and no Intellectual Property Rights owned or used by the Company are being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property Rights.

q. Option Plans; Employee Benefits. (a) The Company does not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to the Company. The Company has no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice. (b) The consummation of the transactions contemplated hereby will not result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company or due to any Person, (ii) any increase in the amount of compensation or benefits payable to any Person or (iii) any acceleration of the vesting or timing of payment of any compensation, award or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person. No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company. (c) The Company is not a party to or bound by any written or oral agreement or understanding to employ, subsequent to the Closing, any of its respective present or former directors, officers, independent contractors, consultants, agents or employees.

r. Employee Matters. (i) No former or current employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way adversely affected, affects, or will affect (A) the performance of his, her or its duties to the Company, or (B) the ability of the Company to conduct its business. (ii) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions or employment and wages and hours, and are not engaged in any unfair labor practice. There is no labor strike, dispute, shutdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company.

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s. Environmental and Safety Matters. (i) The Company has at all time been and is in compliance with all Environmental Laws and Orders. (ii) There are no Proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Company or alleging that the Company is a potentially responsible party for any environmental site contamination. The Company is not aware of, or has ever received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste. (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Body or third Persons under any Environmental Laws applicable to the Company.

t. Inventories and Personal Property. (i) The Company has good and marketable title to its Assets and Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due. (ii) no officer, director, member or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property.

u. Intentionally Omitted.

v. Leases. Except for the lease for the hangar and manufacturing, the Company is not a party to any lease arrangement for any property.

w. Real Estate. The Company does not own any real estate.

x. Indebtedness to and From Officers, Managers, Directors and Members. The Company is not indebted, directly or indirectly, to any person who is an officer, director or member of the Company or any affiliate of any such person in any amount whatsoever including salaries for services rendered or reimbursable business expenses, all of which have been written off and reduced to zero as such reflected on the Current Final Financial Statements, and no such officer, director, stockholder or affiliate is indebted to The Company including for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. The Company is currently indebted to Abid Farooqui in the amount of $40,000. Mr. Farooqui has agreed to assume all liabilities relating to the Company’s obligations to Craig Blackburn.

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Section 3.2. Representations and Warranties of Buyer. Buyer, represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Buyer has the requisite power to execute, deliver and perform its obligations under this Agreement and the Buyer Documents, and to consummate the transaction contemplated hereby.

(b) The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Buyer at the Closing pursuant to this Agreement (collectively, the “Buyer Documents”) and the consummation by Buyer of the transaction contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of Buyer, (ii) do not and will not require any further or additional consent, approval or authorization of Buyer, (iii) do not and will not violate, contravene or conflict with the any law, regulation, judgment, order or decree to which Buyer or any of its assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Buyer is a party, by which Buyer is bound or to which Buyer’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Buyer’s assets.

(c) This Agreement constitutes and each of the other Buyer Documents will constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) To the best of Buyer’s knowledge, there are no Claims against or affecting Buyer that restrain or prohibit (or seek to restrain or prohibit) the consummation by Buyer of the transaction contemplated hereby.

(e) Buyer is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Purchased Membership Interests.

(f) Buyer recognizes that the purchase of the Purchased Membership Interests involves an extremely high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Purchased Membership Interests; (b) transferability of the Purchased Membership Interests are limited and may only be accomplished in compliance with applicable securities laws and the terms of the Operating Agreement; and (c) the Company may require substantial additional funds in the short term to operate its business and subsequent equity financings will dilute the ownership and voting interests of Subscriber.

(g) The Buyer acknowledges careful review of this Agreement.

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ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1. Conditions Precedent to Obligations of Company. The obligation of the Company to sell and transfer the Purchased Membership Interests and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.1. Company may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of Buyer contained in this Agreement or in any of the Buyer Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) Buyer shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement, to be performed or complied with by Buyer prior to or on the Closing Date;

(c) Buyer shall have paid the Purchase Price to the Company in accordance with Section 1.2 hereof.

Section 4.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Purchased Membership Interests and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.2. Buyer may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of the Company contained in this Agreement or in any of the Company Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) The Company shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement including but not limited to those contained in Section 2.2 above, to be performed or complied with by the Company prior to or on the Closing Date;

(c) No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transaction contemplated by this Agreement at the Closing;

(d) The Company shall have conveyed the Purchased Membership Interests to Buyer in accordance with this Agreement.

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(e) As selected by the Buyer, the Company shall appoint a President, Chief Executive Officer and a majority of the managers.

(f) The Company shall have entered into an employment agreement with Abid Farooqui.

(g) The Company shall obtain the written agreement to buy back forty five percent (45%) of its outstanding Membership Interests from existing member Abid Farooqui, and Ten Percent (10%) of the Company’s Membership Interests from existing member Christopher Murphy.

(h) The Company shall obtain the written agreement to satisfy all outstanding liabilities.

ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement (collectively, “Notices”) shall be in writing, be in the English language and be sent by certified or registered mail (return receipt requested), reputable overnight courier service, hand or confirmed facsimile. Notices shall be deemed to have been properly given and made five (5) business days after having been sent by mail, two (2) business days after having been sent by courier service, and one (1) business day after having been sent by hand or facsimile, in each case in compliance with this Section 5.1. Notices shall be addressed to the intended recipient at its address set forth below or to such other address as the intended recipient designates in writing to the other Parties:

If to Company:

SilverLight Aviation, LLC

39514 Aviation Avenue

Zephyrhills, FL 33542

If to Buyer: At such address listed for such Buyer on such Buyer Signature Page.

Section 5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to its choice-of-law and conflicts-of-laws rules.

Section 5.3. Attorneys/Waiver. Each of the Parties shall be deemed to have participated in the drafting of this Agreement and have had the opportunity to consult with counsel of their choosing. Counsel to the Buyer shall not be deemed as representing the Company.

Section 5.4. Entire Agreement. This Agreement contains and constitutes the entire agreement of or among the Parties with respect to the subject matter of this Agreement, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the Parties with respect to the subject matter of this Agreement.

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Section 5.5. Construction. The Parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 5.6. Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Agreement are executed and exchanged by electronic mail or facsimile transmission, the Parties shall endeavor to exchange original executed counterparts of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Limited Liability Company Membership Interest Purchase Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

Buyer 808 Renewable Energy Corporation

By:
Name:
Title:

Company SilverLight Aviation, LLC

By:
Name:
Title:

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